Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002
In connection with the Quarterly Report of Amarok Resources, Inc. (the "Company") on Form 10-Q for the period ending July 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ron Ruskowsky, President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

 \s\ Ron Ruskowsky
Ron Ruskowsky
President
Principal Executive Officer and Principal Financial Officer

September 17, 2010